REGISTRATION NUMBER 33-61777

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       --------------------------------
                                    FORM S-8

                     POST-EFFECTIVE AMENDMENT NUMBER TWO TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         STORAGE TECHNOLOGY CORPORATION
               (Exact name of issuer as specified in its charter)

            DELAWARE                                84-0593263
 (State or other jurisdiction of                (I.R.S. Employer
Identification No.)
 incorporation or organization)

One StorageTek Drive, Louisville, Colorado                  80028-4309
(Address of Principal Executive Offices)                      (Zip
Code)

                         STORAGE TECHNOLOGY CORPORATION
               AMENDED AND RESTATED 1995 EQUITY PARTICIPATION PLAN
                            (Full title of the Plan)

                             JEFFREY M. DUMAS, ESQ.
                    CORPORATE VICE PRESIDENT GENERAL COUNSEL
                         STORAGE TECHNOLOGY CORPORATION
                                 MAIL STOP 4309
                              ONE STORAGETEK DRIVE
                         LOUISVILLE, COLORADO 80028-4309
                     (Name and address of agent for service)

                                (303) 673-5151
        (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of       Amount        Proposed Offering   Proposed       Amount of
Securities     to be         Price Per           maximum        registration
to be          Registered    Share (3)           aggregate      fee
registered (1)                                   offering price
--------------------------------------------------------------------------------
Common stock
$.10 par value 14,750,000(2) $11.0625            $163,171,875   $43,080


(1) Includes preferred stock purchase rights issued in connection therewith.

(2) Represents additional securities reserved for issuance pursuant to the Amended and Restated Storage Technology Corporation 1995 Equity Participation Plan, dated May 2000 (the "Plan"). Additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of Storage Technology Corporation (the "Company"), including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalization, are also being registered in accordance with Rule 416 under the Securities Act of 1933, as amended (the "1933 Act").

(3) Determined pursuant to Rules 457(c) and (h), promulgated under the 1933 Act based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange composite tape on May 30, 2000.

          PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            In accordance with the Instruction E to the General Instructions to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 33-61777, filed by the Registrant with the Securities and Exchange Commission on August 11, 1995, and the contents of the Registrant's Post-Effective Amendment to Registration Statement on Form S-8, File No. 33-61777, filed by the Registrant with the Securities and Exchange Commission on June 6, 1997, are hereby incorporated by reference and made a part hereof.

ITEM 8.     EXHIBITS.

      4.1 Amended and Restated Storage Technology Corporation 1995 Equity Plan, dated May 19, 2000.

      5.1 Opinion of Counsel (including consent of counsel for inclusion of such opinion as an exhibit to this Registration Statement.

      23.1 Consent of PricewaterhouseCoopers LLP

      23.2 Consent of Counsel (included in Exhibit 5.1 to this Registration Statement)

      24.1 Powers of Attorney

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, State of Colorado, on the 2nd day of June, 2000.


                                          STORAGE TECHNOLOGY CORPORATION



                                         By: /s/David E. Weiss*
                                                ---------------------------
                                                David E. Weiss
                                                Chairman of the Board, President
                                                and Chief Executive Officer



 /s/ David E. Weiss*    Chairman of the Board (Director)          June 2, 2000
 -------------------
 David E. Weiss         President and Chief Executive Officer
                          (Principal Executive Officer)


 /s/ Robert S. Kocol*   Corporate Vice President and              June 2, 2000
 --------------------
Robert S. Kocol         Chief Financial Officer
                          (Principal Financial Officer)



/s/ Thomas G. Arnold*   Vice President and Corporate              June 2, 2000
---------------------
Thomas G. Arnold        Controller principal Accounting Officer)



/s/ James R. Adams*      Director                                 June 2, 2000
---------------------
James R. Adams


/s/ William L. Armstrong*     Director                             June 2, 2000
-------------------------
William L. Armstrong



/s/ William R. Hoover*      Director                               June 2, 2000
----------------------
William R. Hoover



/s/ William T. Kerr *       Director                              June 2, 2000
----------------------
William T. Kerr


/s/ Robert E. La Blanc*            Director                       June 2, 2000
------------------------
Robert E. La Blanc


/s/ Robert E. Lee*            Director                            June 2, 2000
------------------
Robert E. Lee


_________________            Director
Richard C. Steadman




      *By:  /s/ Jeffrey M. Dumas                                  June 2, 2000
      --------------------------
        Jeffrey M. Dumas,
        as Attorney-in-Fact

                                  EXHIBIT INDEX




Exhibit           Description                                        Page
-------           -----------------------------                      ----

4.1               Amended and Restated Storage
                  Technology Corporation 1995 Equity Plan,
                  dated May 19, 2000                                   5

5.1               Opinion of  Counsel                                  34

23.1              Consent of PricewaterhouseCoopers LLP                36

23.3              Consent of Counsel is included in
                  Exhibit 5.1 to this Registration Statement

24.1              Powers of Attorney                                   37